UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  August 8, 2006  (August 2, 2006)

Western Goldfields, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Idaho
(State or Other Jurisdiction of Incorporation)

0-50894	38-3661016
(Commission File Number)	(IRS Employer Identification No.)
6520 E. Highway 78 Brawley, California	922271
(Address of Principal Executive Offices)	(Zip Code)

(928) 341-4653
(Registrant's Telephone Number, Including Area Code)
Former Address: 1575 DeLucchi Lane, Suite 116, Reno, Nevada 89502
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

        Western Goldfields, Inc. (the “Company”) intends to restate (the “Restatement”) certain of its previously issued financial statements included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 and its Quarterly Report on Form 10-QSB for each of the quarters ended September 30, 2005 and March 31, 2006. The Company’s estimated impact to financial results of operations resulting from the Restatement are described under Item 7.01 below and have been prepared by the Company’s management and represent management’s preliminary assessment of the Restatement. Until this assessment is finalized, however, it is subject to change.

        The information under this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 4.02(a).	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

        On August 2, 2006, based upon the recommendations of its management, the Company’s audit committee of its board of directors concluded that the Company’s previously issued financial statements included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 (including the accompanying report of the Company’s independent registered public accounting firm) and its Quarterly Report on Form 10-QSB for each of the quarters ended September 30, 2005 and March 31, 2005 should no longer be relied upon. As a result of this conclusion the Company intends to restate such financial statements.

        Currently, the Company believes that the Restatement will primarily address (i) the correction of an accounting error relating to the Company’s failure to recognize a contingent conversion feature pursuant to EITF 98-5 arising to the holders of its Series A-1 Preferred Stock which was triggered when the Company granted an option to Romarco Minerals Inc. (“Romarco”) on August 25, 2005 and (ii) a reclassification of restricted cash from operating to financing activities in the consolidated statements of cash flows in 2004. See Item 7.01 below.

        The Company’s management has discussed the Restatement with HJ & Associates LLC, the Company’s independent registered public accounting firm.

Item 7.01.	Regulation FD Disclosure.

        Although the Company’s analysis is not yet complete, the Company currently expects the Restatement to address the following items.

        The first item relates to recognizing a contingent conversion benefit arising to the holders of the Company’s Series A-1 Preferred Stock that was triggered as a result of the Company’s grant of an option to Romarco on August 25, 2005. The Company currently intends to value the conversion benefit arising to the holders of its Series A-1 Preferred Stock and warrants at $1,700,000 and intends to account for this as a deemed dividend as of August 25, 2005. As a result of the foregoing Restatement, additional paid-in capital preferred and accumulated deficit will increase by $1,700,000 at September 30, 2005, December 31, 2005 and March 31, 2006, respectively; and net loss to common shareholders will increase by $1,700,000 for the nine month period ended September 30, 2005 and for the year ended December 31, 2005. The above Restatement has no effect on the book value of total consolidated assets, total consolidated liabilities and consolidated net assets at September 30, 2005, December 31, 2005 and March 31, 2006, respectively.

        The second item relates to the reclassification of restricted cash of $3,897,229 from operating to financing activities in the consolidated statement of cash flows for the year ended December 31, 2004. In 2003, the Company raised $9,291,904 from the sale of common stock, of which $3,897,229 was held in a restricted account at December 31, 2004, pending the clearance of certain conditions. The Company previously included the change in the restricted cash as an operating activity. As a result of the foregoing restatement the Company reclassified the change in the restricted cash in 2004 from an operating activity to a financing activity on the consolidated statements of cash flow. The above restatement has no effect on the consolidated balance sheets and the consolidated statements of operations and comprehensive loss for the year ended December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2006	Western Goldfields, Inc.

By: /s/ Brian Penny
Name: Brian Penny
Title: Chief Financial Officer